        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-174926 on Form N-1A of our report dated April 29, 2011, relating to the financial statements and financial highlights of Trust for Professional Managers, including Alternative Strategies Mutual Fund (the “Fund”), included in the Fund’s Annual Report on Form N-CSR of Trust for Professional Managers for the year ended February 28, 2011.

        Milwaukee, Wisconsin

        June 27, 2011